Exhibit 10.5

Amendment No. 1

Employment Agreement

April 1, 2021

This Amendment No. 1 is made to the employment agreement by and between Autoliv Inc., a Delaware corporation (the “Company”), and Christian Swahn (the “Executive”), that was made and entered into on March 18, 2019 (the “Agreement”).

1.	Section 2 of the Agreement is amended and replaced with the following:

Employment. The Executive is hereby employed on the Effective Date as the Executive Vice President, Supply Chain Management of the Company. In this capacity, the Executive shall have the duties, responsibilities and authority commensurate with such position as shall be assigned to him by the Chief Executive Officer and President of Autoliv Inc. (the “Chief Executive Officer”).

The principal workplace for the Executive shall be Gothenburg, Sweden as of April 1, 2021.

2.	The parties expressly agree that the amendment above does not constitute a Good Reason, as defined in Article 10(c)(iii) of the Agreement, upon signing this Amendment No. 1 to the Agreement.

3.	All other terms and conditions of the Agreement remains unchanged and in full effect.

IN WITNESS WHEREOF this Amendment No. 1 has been executed the day and year first above written.

AUTOLIV INC.	EXECUTIVE:

…………………………	………………………

Per Ericson	Christian Swahn
EVP Human Resources and Sustainability

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